SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2009
HFF, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-33280	51-0610340
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Oxford Centre
301 Grant Street, Suite 600
Pittsburgh, Pennsylvania 15219
(412) 281-8714
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On March 9, 2009, HFF, Inc. (the “Company”) issued a press release announcing the Company’s financial and transaction production results for the quarter and year ended December 31, 2008. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.
The information in this Item 2.02 of Form 8-K and the attached Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On March 9, 2009, the Company received a notice from the New York Stock Exchange (the “NYSE”) that it no longer was in compliance with the NYSE’s continued listing standards set forth in Section 802.01B of the NYSE Listed Company Manual. The Company was considered below criteria for the continued listing standards because the Company’s average market capitalization was below $75 million for the prior 30 trading-day period and its most recently reported total stockholders’ equity was less than $75 million.
Under the applicable NYSE procedures, the Company has 45 days from the receipt of such notice to submit a cure plan to the NYSE. This plan must demonstrate the Company’s ability to achieve compliance with the continued listing standards within the next 18 months.
The Company is currently exploring its options in connection with the listing of its Class A common stock, including the submission of such a cure plan to the NYSE within the required time frame. There can be no assurance, however, that the Company’s Class A common stock will continue to be listed on the NYSE.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release, dated March 9, 2009, announcing fourth quarter and full year 2008 financial and transaction production results and receipt of notice regarding NYSE listing.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HFF, INC.
Dated: March 9, 2009	By:	/s/ Gregory R. Conley
Gregory R. Conley
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated March 9, 2009, announcing fourth quarter and full year 2008 financial and transaction production results and receipt of notice regarding NYSE listing.